UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Overview

On December 20, 2012, Coffeyville Resources, LLC, CVR Refining, LP, CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC and certain of their affiliates (collectively, the “Credit Parties”) entered into an amended and restated ABL credit agreement (the “Amended and Restated ABL Credit Facility”) with a group of lenders and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent.

The Amended and Restated ABL Credit Facility is a senior secured asset based revolving credit facility in an aggregate principal amount of up to $400.0 million with an incremental facility, which permits an increase in borrowings of up to $200.0 million in the aggregate subject to additional lender commitments and certain other conditions. The proceeds of the loans may be used for capital expenditures and working capital and general corporate purposes of the Credit Parties and their subsidiaries. The Amended and Restated ABL Credit Facility provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of 10% of the total facility commitment for swingline loans and 90% of the total facility commitment for letters of credit.

The borrowing base at any time equals the sum of (without duplication):

•	the aggregate amount of unrestricted cash and qualified cash equivalents held in deposit accounts or securities accounts that are subject to a control agreement and a first priority lien, plus

•	85% of eligible accounts, plus

•	95% of accounts in support of which an irrevocable standby letter of credit has been delivered to Wells Fargo, plus

•	85% of eligible unbilled accounts, plus

•	80% of eligible refinery hydrocarbon inventory (subject to increase on the basis of a fixed charge coverage ratio test), plus

•	the lesser of (i) 80% of the eligible exchange agreement positive balance and (ii) $10.0 million, plus

•	80% of eligible in-transit crude oil, plus

•	100% of the value of paid but unexpired standby letters of credit, minus

•	the aggregate amount of reserves then established,

Furthermore, all borrowings under the Amended and Restated ABL Credit Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rate and Fees

At the option of the borrowers, loans under the Amended and Restated ABL Credit Facility initially bear interest at an annual rate equal to (i) 2.00% plus LIBOR or (ii) 1.00% plus a base rate, subject to a 0.25% step-down based on the previous quarter’s excess availability.

The borrowers must also pay a commitment fee on the unutilized commitments to the lenders under the Amended and Restated ABL Credit Facility equal to (I) 0.40% per annum for the first full calendar quarter after the closing date and (II) thereafter, (i) 0.40% per annum if utilization under the facility is less than 50% of the total commitments and (ii) 0.30% per annum if utilization under the facility is equal to or greater than 50% of the total commitments. The borrowers must also pay customary letter of credit fees equal to, for standby letters of credit, the applicable margin on LIBOR loans on the maximum amount available to be drawn under and, for commercial letters of credit, the applicable margin on LIBOR loans less 0.50% on the maximum amount available to be drawn under, and customary facing fees equal to 0.125% of the face amount of, each letter of credit.

Mandatory and Voluntary Repayments

We are required to repay amounts outstanding under the Amended and Restated ABL Credit Facility under specified circumstances, including with the proceeds of certain asset sales. In addition, we are permitted to voluntarily prepay amounts outstanding under the Amended and Restated ABL Credit Facility at any time.

Amortization and Final Maturity

There is no scheduled amortization under the Amended and Restated ABL Credit Facility. All outstanding loans under the facility are due and payable in full on December 20, 2017.

Guarantees and Security

The obligations under the Amended and Restated ABL Credit Facility and related guarantees are secured by a first priority security interest in the Credit Parties’ inventory, accounts receivable and related assets and a second priority security interest in substantially all of the Credit Parties’ other assets, in each case subject to exceptions.

In connection with the entering into the Amended and Restated ABL Credit Facility, on December 20, 2012, the Credit Parties and Wells Fargo, as collateral agent for the secured parties in respect of the Amended and Restated ABL Credit Facility, entered into an ABL pledge and security agreement (the “Amended and Restated ABL Security Agreement”).

Restrictive Covenants and Other Matters

The Amended and Restated ABL Credit Facility requires the Credit Parties in certain circumstances to comply with a minimum fixed charge coverage ratio test, and contains other restrictive covenants that limit the Credit Parties’ ability and the ability of its subsidiaries to, among other things, incur liens, engage in a consolidation, merger, purchase or sale of assets, pay dividends, incur indebtedness, make advances, investment and loans, enter into affiliate transactions, issue equity interests, or create subsidiaries and unrestricted subsidiaries.

The Amended and Restated ABL Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default.

The descriptions of the Amended and Restated ABL Credit Facility and the Amended and Restated ABL Security Agreement above are qualified in their entirety by reference to the full text of the agreements, attached hereto as exhibits 1.1 and 1.2, respectively, each of which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entering into the Amended and Restated ABL Credit Facility, on December 20, 2012, the Credit Parties repaid in full their obligations and terminated the commitments under their existing credit facility with Deustche Bank Trust Company Americas, as administrative agent and collateral agent for a syndicate of lenders.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and included in Item 1.01 above is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this Current Report on Form 8-K:

1.1 Amended and Restated ABL Credit Agreement, dated as of December 20, 2012, among Coffeyville Resources, LLC, CVR Refining, LP, CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC and certain of their affiliates, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as collateral agent and administrative agent.

1.2 Amended and Restated ABL Pledge and Security Agreement, dated as of December 20, 2012, among CVR Refining, LP, CVR Refining, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC and certain of their affiliates, and Wells Fargo Bank, National Association, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012

CVR Energy, Inc.

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer